SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Murphy Oil Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING

To the Stockholders of

Murphy Oil Corporation:

The Annual Meeting of Stockholders of MURPHY OIL CORPORATION will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Wednesday, May 14, 2003, at 10:00 a.m., Central Daylight Time, for the following purposes:

1. To	elect directors to serve for the ensuing year.

2.	To vote upon the Company’s Stock Plan for Non-Employee Directors.

3.	To vote upon an amendment to limit the term of the Company’s Management Incentive Plan to five years.

4. To	approve or disapprove the action of the Board of Directors in appointing KPMG LLP as the Company’s independent auditors for 2003.

5.	To vote upon a shareholder proposal concerning the Company’s Shareholder Rights Plan.

6. To	transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 28, 2003, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of all stockholders entitled to vote is on file at the offices of the Company, 200 Peach Street, El Dorado, Arkansas 71730.

You may vote your shares by signing and returning the enclosed proxy card or by telephone or internet as explained on the card.

WALTER K. COMPTON

Secretary

El Dorado, Arkansas

April 4, 2003

PROXY STATEMENT

April 4, 2003

SOLICITATION

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 14, 2003. It is expected that this Proxy Statement and related materials will first be mailed to stockholders on or about April 4, 2003.

The complete mailing address of the Company’s principal executive offices is 200 Peach Street, P.O. Box 7000, El Dorado, Arkansas 71731-7000.

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting, unless you (i) revoke it at any time before the vote by filing a revocation with the Secretary of the Company, (ii) duly execute a proxy card bearing a later date, or (iii) appear at the meeting and vote in person. Proxies returned to the Company, votes cast other than in person and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy by telephone or internet as described in the telephone/internet voting instructions on your proxy card, we will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR all the nominees for director; FOR approval of the Company’s Stock Plan for Non-Employee Directors; FOR approval of the amendment to limit the term of the Company’s Management Incentive Plan to five years; FOR approval of the appointment of KPMG LLP as the Company’s independent auditors; and AGAINST the shareholder proposal concerning the Company’s Shareholder Rights Plan.

VOTING SECURITIES

On March 28, 2003, the record date for the meeting, the Company had outstanding 91,786,676 shares of Common Stock, all of one class and each share having one vote in respect of all matters to be voted on at the meeting. This amount does not include 2,826,409 shares of treasury stock. Information as to Common Stock Ownership of certain beneficial owners and management is set forth in the tables on pages 4 and 5 (“Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management”).

ELECTION OF DIRECTORS

The by-laws of the Company provide for ten directors who will be elected at the Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. The by-laws also provide that the directors elected at each Annual Meeting of Stockholders shall serve until their successors are elected and qualified.

To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election as directors of the ten nominees whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees. However, management of the Company does not expect this to occur. All of management’s nominees, other than Frank W. Blue and Ivar B. Ramberg, were elected at the last Annual Meeting of Stockholders. Mr. Blue and Dr. Ramberg were elected by the Board on February 5, 2003. The names of the nominees, and certain information as to them, are as follows:

Name and age	Principal occupation or employment	Director since	Other directorships	Board committees
Frank W. Blue Houston, Texas Age: 61	Attorney, Fulbright & Jaworski since July, 2001; Vice President, General Counsel and Corporate Secretary of Caltex Corporation, a petroleum refining and marketing company, from March, 1989 to June, 2001.	2003	None	Audit Nominating & Governance

George S. Dembroski Toronto, Ontario, Canada Age: 68	Vice Chairman, Retired, RBC Dominion Securities, an investment banking firm; Vice Chairman, RBC Dominion Securities from June, 1981 to January 31, 1998.	1995	Cameco Corporation Saskatoon, Saskatchewan, Canada Extendicare Inc. Markham, Ontario, Canada	Executive Audit Executive Compensation—Chair

Claiborne P. Deming El Dorado, Arkansas Age: 48	President and Chief Executive Officer of the Company.	1993	Entergy Corporation New Orleans, Louisiana	Executive

H. Rodes Hart Nashville, Tennessee Age: 71	Chairman and Chief Executive Officer, Franklin Industries Inc., engaged in the manufacture of brick and industrial minerals.	1975	None	Audit Executive Compensation

Robert A. Hermes Houston, Texas Age: 63	Chairman of the Board, Purvin & Gertz, Inc., an international energy consulting firm, since January 1, 2000; President, Purvin & Gertz, Inc. from 1987 to December 31, 1999.	1999	None	Nominating & Governance—Chair Public Policy & Environmental

R. Madison Murphy El Dorado, Arkansas Age: 45	Private Investor; Chairman of the Board of the Company from October, 1994 to July, 2002.	1993	Deltic Timber Corporation El Dorado, Arkansas BancorpSouth Tupelo, Mississippi	Executive Audit—Chair

William C. Nolan, Jr. El Dorado, Arkansas Age: 63	Chairman of the Board of the Company; Partner, Nolan and Alderson, Attorneys; President, Noalmark Broadcasting, engaged in radio broadcasting in Arkansas and New Mexico.	1977	None	Executive—Chair Ex-officio member of all committees

Ivar B. Ramberg Lysaker, Norway Age: 65	Executive Officer, Ramberg Consulting AS (Ram-Co), a consulting firm in the oil, gas and energy sector, since 2000; President and Chief Executive Officer of Norsk Hydro Canada, engaged in oil and gas exploration and production in Canada, from 1996 to 2000.	2003	None	Nominating & Governance Public Policy & Environmental

Name and age	Principal occupation or employment	Director since	Other directorships	Board committees

David J. H. Smith Maidstone, Kent, England Age: 61	Chief Executive Officer, Retired, Whatman plc, a life-sciences company, since September, 2001; Chief Executive Officer of Whatman from 1996 to September, 2001.	2001	None	Executive Compensation Public Policy & Environmental

Caroline G. Theus Alexandria, Louisiana Age: 59	President, Inglewood Land and Development Company, a farming and land holding corporation; President, Keller Enterprises, LLC which manages investments and real estate holdings.	1985	None	Executive Public Policy & Environmental—Chair

Claiborne P. Deming, R. Madison Murphy, William C. Nolan, Jr. and Caroline G. Theus are first cousins.

Committees

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Nominating and Governance Committee, and the Public Policy and Environmental Committee.

The Executive Committee is empowered to exercise certain functions of the Board of Directors when the Board is not in session.

The Audit Committee’s functions include an oversight role for the Company’s financial statements and review of the results and scope of the work of the Company’s independent auditors and the Company’s internal Auditing Division. This committee meets with representatives of the independent auditors and with members of the internal Auditing Division for these purposes. The Audit Committee charter is attached as Exhibit A.

The Executive Compensation Committee administers the Company’s 1992 Stock Incentive Plan and the Annual Incentive Compensation Plan and reviews generally the compensation of the CEO and other executive and key employees of the Company and subsidiaries.

The Nominating and Governance Committee identifies and recommends Board members, recommends appointments to Board committees, oversees evaluation of Board performance and develops, reviews and assesses the corporate governance guidelines of the Company. Stockholders desiring to recommend candidates for membership on the Board of Directors for consideration by the Nominating and Governance Committee should address their recommendations to: Nominating and Governance Committee of the Board of Directors, c/o Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, Arkansas 71731-7000.

The Public Policy and Environmental Committee provides review and oversight of the Company’s policies, programs and practices with regard to environmental, health and safety compliance and in relation to public issues.

All committee charters are available on the Company’s website, www.murphyoilcorp.com and free of charge from the Corporate Secretary.

Meetings and Attendance

During 2002 there were six regular meetings and two special meetings of the Board of Directors, eleven meetings of the Executive Committee, nine meetings of the Audit Committee, three meetings of the Executive Compensation and Nominating Committee (precursor to the Executive Compensation and Nominating and Governance Committees), and three meetings of the Public Policy and Environmental

Committee. All nominees attended a minimum of 75% of the total number of meetings of the Board of Directors and committees on which they served.

Compensation of Directors

The Company has a standard arrangement for compensation of directors who are not also employees of the Company. Under this arrangement, for the first seven months of fiscal year 2002, non-employee directors were compensated at the rate of $30,000 per annum plus $1,000 for each meeting attended of the Board, the Audit Committee, the Executive Compensation and Nominating Committee, or the Public Policy and Environmental Committee.

Beginning in August, 2002, directors are paid a cash component of $37,500 per annum plus $1,250 for each Board or committee meeting attended. The Chairman of the Board is paid the aforementioned plus an additional $75,000 per annum. Committee chairs and the designated audit committee financial expert receive an additional $5,000 per annum. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings. Subject to shareholder approval, directors will receive an equity component pursuant to the Stock Plan for Non-Employee Directors which is discussed on page 11. The combination of the cash and equity components of compensation are intended to bring total director compensation to the 50th percentile of the competitive market. Concurrent with the implementation of the Stock Plan for Non-Employee Directors, the 1994 retirement plan for non-employee directors will be frozen. At that time, current directors will be vested based on their years of service, no further benefits will accrue and the plan will pay out according to its terms.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors and its executive officers are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. In 2002, all officers and directors satisfied their filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 2002, the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock:

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)		Percentage

BancorpSouth, Inc.	4,746,124	(2)	5.2%
One Mississippi Plaza
201 South Spring Street
Tupelo, MS 38804

Capital Research and Management Company	6,036,600	(3)	6.6%
333 South Hope Street
Los Angeles, CA 90071

(1)	Includes Common Stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s 13G filing for the period ended December 31, 2002.
(2)	Shares reported are held in various trust accounts of which a subsidiary of the filing person is a trustee. Total includes 2,164,184 sole voting power shares, 2,581,940 shared voting power shares, 98,798 sole investment power shares and 4,647,326 shared investment power shares.
(3)	An investment adviser registered under Section 203 of the Investment Advisers Act of 1940. All shares are sole investment power shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of February 21, 2003, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executives (as hereinafter defined), and directors and executive officers as a group:

Name	Amount and nature of beneficial ownership(1)		Percent of outstanding (if greater than one percent)
Frank W. Blue	—		—
George S. Dembroski	—		—
Claiborne P. Deming	1,630,886	(2)	1.8
H. Rodes Hart	345,340		—
Robert A. Hermes	4,000		—
Michael W. Murphy	824,224	(3)	—
R. Madison Murphy	5,479,891	(3)	6.0
William C. Nolan, Jr.	1,125,962		1.2
Ivar B. Ramberg	—		—
David J. H. Smith	4,000		—
Caroline G. Theus	1,890,730		2.1
Herbert A. Fox, Jr.	78,071	(2)	—
Enoch L. Dawkins	22,546
Steven A. Cossé	84,134	(2)	—
Bill H. Stobaugh	77,071	(2)	—
Directors and executive officers as a group	10,776,204	(4)	11.7

(1)	Includes common stock held by directors and officers or by their spouses and other household members for which the directors and officers have sole or shared voting or investment power.
(2)	Includes shares subject to options exercisable within sixty days in the following amounts: Deming 320,000; Fox 20,000; Cossé 50,000; and Stobaugh 58,500.
(3)	Includes shares for which voting and/or investment power is shared between Michael W. Murphy and R. Madison Murphy.
(4)	In computing the aggregate number of shares owned by directors and officers as a group, the same shares have not been counted more than once.

CERTAIN BUSINESS RELATIONSHIPS

In 2002, prior to Frank W. Blue’s election to the Board in February, 2003, the Company retained Mr. Blue’s law firm, Fulbright & Jaworski, for a single legal matter. The matter was concluded in 2002. The Company does not anticipate retaining Fulbright & Jaworski in 2003.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to the individual who served as the Company’s chief executive officer during 2002 and the four other most highly compensated executive officers of the Company at the end of 2002 (collectively, the “Named Executives”):

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards		All other compensation ($)(5)
Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)	Restricted stock awards ($)(3)	Securities underlying options(4)
Claiborne P. Deming	2002	845,834	—	—	—	120,000	59,475
President and Chief Executive Officer	2001	791,671	900,000	—	—	100,000	144,795
Murphy Oil Corporation	2000	691,674	650,000	—	—	60,000	58,265

Herbert A. Fox, Jr.(6)	2002	457,917	—	—	—	—	32,330
Executive Vice President	2001	432,084	350,000	—	—	—	415,648
Worldwide Downstream Operations Murphy Oil Corporation	2000	394,174	250,000	—	—	40,000	32,052

Enoch L. Dawkins(7)	2002	457,917	—	—	—	—	32,330
President, Murphy Exploration &	2001	430,000	325,000	—	—	—	74,600
Production Company (a 100% subsidiary)	2000	372,917	250,000	—	—	—	30,991

Steven A. Cossé	2002	378,334	—	—	—	50,000	28,343
Senior Vice President and General	2001	356,250	300,000	—	—	60,000	70,907
Counsel, Murphy Oil Corporation	2000	312,917	200,000	—	—	40,000	27,991

Bill H. Stobaugh	2002	267,502	—	—	—	30,000	12,086
Vice President	2001	240,006	150,000	—	—	35,000	38,177
Murphy Oil Corporation	2000	207,504	75,000	—	—	30,000	14,492

(1)	Includes amounts of cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
(2)	Bonuses were awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported bonuses as a component of compensation expense in the prior year.
(3)	Dividends are being paid on restricted stock at the same rate paid to all shareholders. Awards are subject to performance-based conditions and are forfeited if grantee terminates for any reason other than retirement, death or full disability. None of the restricted stock awards vest in under five years from the date of grant. On December 31, 2002, Mr. Deming held a total of 20,000 nonvested restricted shares having a then current value of $857,000; Messrs. Fox, Dawkins and Cossé each held a total of 10,000 nonvested restricted shares having a then current value of $428,500; and Mr. Stobaugh held a total of 5,000 nonvested restricted shares having a then current value of $214,250.
(4)	Option grants have been adjusted for 2-for-1 stock split effective December 30, 2002.
(5)	The total amounts shown in this column for 2002 consist of the following:

Mr. Deming: $15,500 — Dividends on nonvested restricted stock; $42,295 — Company contributions to defined contribution plans; and $1,680 — Benefit attributable to Company-provided term life insurance policy.

Mr. Fox: $7,750 — Dividends on nonvested restricted stock; $22,900 — Company contributions to defined contribution plans; and $1,680 — Benefit attributable to Company-provided term life insurance policy.

Mr. Dawkins: $7,750 — Dividends on nonvested restricted stock; $22,900 — Company contributions to defined contribution plans; and $1,680 — Benefit attributable to Company-provided term life insurance policy.

Mr. Cossé: $7,750 — Dividends on nonvested restricted stock; $18,913 — Company contributions to defined contribution plans; and $1,680 — Benefit attributable to Company-provided term life insurance policy.

Mr. Stobaugh: $3,875 — Dividends on nonvested restricted stock; $6,531 — Company contributions to defined contribution plans; and $1,680 — Benefit attributable to Company-provided term life insurance policy.

(6)	Retired, effective April 1, 2003.
(7)	Retired, effective March 1, 2003.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

Shown below is information with respect to stock options exercised in fiscal 2002 and the fiscal year-end value of unexercised options for the Named Executives:

Aggregated Option Exercises in Last Fiscal Year

and FY-End Option Values

Name	Shares acquired on exercise (#)(1)	Value realized ($)	Number of securities underlying unexercised options at FY-end (#)(1)		Value of unexercised in-the-money options at FY-end ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Claiborne P. Deming	92,560	$1,839,698	240,000	250,000	3,996,093	2,112,668
Herbert A. Fox, Jr.	80,000	1,210,409	—	20,000	—	287,312
Enoch L. Dawkins	15,000	377,456	—	—	—	—
Steven A. Cossé	110,000	1,938,874	—	130,000	—	1,208,387
Bill H. Stobaugh	22,500	437,428	26,000	80,000	409,772	756,109

(1)	Awards have been adjusted for 2-for-1 stock split effective December 30, 2002.
(2)	Represents market value of underlying securities at year-end less the exercise price.

OPTION GRANTS

Shown below is further information on grants of stock options pursuant to the 1992 Stock Incentive Plan during the fiscal year ended December 31, 2002 to the Named Executives:

Option Grants in Last Fiscal Year

	Individual grants
Name	Number of securities underlying options granted (#)(1)(2)	% of total options granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration date	Grant date present value ($)(3)
Claiborne P. Deming	120,000	12.70%	$38.8525	02/05/12	$1,150,800
Herbert A. Fox, Jr.	—	—	—	—	—
Enoch L. Dawkins	—	—	—	—	—
Steven A. Cossé	50,000	5.29%	38.8525	02/05/12	479,500
Bill H. Stobaugh	30,000	3.17%	38.8525	02/05/12	287,700

(1)	Awards have been adjusted for 2-for-1 stock split effective December 30, 2002. No stock appreciation rights were granted in 2002.
(2)	Options granted in 2002 vest 50% at the end of two years and 100% at the end of three years from the date of grant and are exercisable for a period of 10 years from the date of grant.
(3)	Values were based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that value realized by the executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to certain variables and in 2002 included the following:

• Risk-free rate of return	4.89%
• Stock volatility	26.80%
• Dividend yield	2.564%
• Expected life of option	5 years

Based on the Black-Scholes option pricing model, using the above assumptions, the options granted in 2002 have been valued at $9.59 per share as of the grant date.

COMPENSATION COMMITTEE REPORT FOR 2002

Executive Compensation Philosophy and Principles

The Company’s executive compensation policies applicable to the Named Executives are based on principles designed to align the interests of the executives with those of shareholders. Compensation is also intended to provide a direct link with the Company’s values, objectives, business strategies and financial results. In order to attract and retain key executives who are critical to its long-term success, the Company believes that its pay package should be competitive with others in the energy industry. Executives should be rewarded for both the short-term and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.

Toward this end, the Named Executives each have a compensation package which includes a base salary, participation in a cash based annual incentive plan and participation in an equity based long-term incentive plan. Each of these three elements is discussed in more detail below.

Base Salary Practices

Base salaries for the Named Executives are ultimately based on a combination of experience, performance, responsibilities and other factors. As guidance, the Company relies on energy industry salary surveys conducted by one or more major compensation consulting firms. Many of the companies in the surveys are also included in the AMEX Oil Index which is depicted in the performance graph shown on page 15. For each of the Named Executives, their salaries and the amount of increases for 2002 were at or near the mid-point of the salary surveys. Annual salary review for the Named Executives focuses on factors including individual performance, Company performance, general economic conditions and marketplace compensation trends.

Annual Incentive Compensation Program

The Company’s annual incentive plan provides for cash bonuses, based on a percentage of base salary, if the Company achieves a targeted return on capital employed. The target level for 2002 was developed based on a projection of the Company’s weighted average cost of capital. Because the Company did not meet the performance target in 2002, no awards under this plan were paid to the Named Executives.

Long-Term Incentive Compensation

Long-term incentive compensation is provided by the 1992 Stock Incentive Plan, which provides for stock options, stock appreciation rights and performance-based restricted stock. In 2002, only stock options were awarded. A stock option gives the executive the right to purchase a specified number of shares of the Company’s common stock at a price equal to the market price on the date of the grant. The options, all of which are nonqualified, vest in two years as to half and in three years as to the remaining half. Once vested, the options are exercisable for ten years from the date of the grant. The Company’s stock option grants in 2002 were, based on survey data provided by a major compensation consulting firm, generally between the 25th and 50th percentile levels of energy industry practices. Total grants in 2002 equaled 1.04% of the Company’s issued and outstanding shares.

Internal Revenue Code Section 162(m)

The Company intends to structure its executive compensation packages so as to maintain full deductibility of compensation pursuant to section 162(m) of the Internal Revenue Code. However, the Company monitors compensation on an ongoing basis and may, when it is considered to be in the best interest of the Company, approve compensation for which deductibility is limited by Section 162(m).

Discussion of 2002 Compensation for the President and Chief Executive Officer

Factors and criteria on which the CEO’s compensation is based are consistent with the policies and philosophies applicable to the other Named Executives outlined at the beginning of this report. Claiborne P. Deming, the Company’s President and CEO, received a salary increase in 2002 of 6.25%. Both the amount of the increase and the resulting base salary are near the median of the competitive market as determined by a major compensation consulting firm. No bonus was awarded to Mr. Deming for the year 2002, because the targeted return on capital employed was not attained. In 2002, Mr. Deming was awarded long-term compensation in the form of 120,000 nonqualified stock options with terms and conditions as discussed above. Mr. Deming’s long-term compensation is below the 25th percentile of the competitive market as determined by a major compensation consulting firm.

The Board restructured the composition of its committees in July, 2002 and in February, 2003. This report is submitted by the members of the Executive Compensation and Nominating Committee as of February 4, 2003, all of whom served since at least July, 2002: George S. Dembroski, Chairman, H. Rodes Hart, Robert A. Hermes, David J. H. Smith and William C. Nolan, Jr., ex-officio.

Effective February 5, 2003, separate committees were created for Executive Compensation and for Nominating and Governance. Members of the newly constituted Executive Compensation Committee are George S. Dembroski, Chairman, H. Rodes Hart, David J. H. Smith and William C. Nolan, Jr., ex-officio.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)(3)
Equity compensation plans approved by security holders	3,296,840	$31.08	4,584,966
Equity compensation plans not approved by security holders	6,432	39.44	—

Total	3,303,272	$31.10	4,584,966

(1)	The share numbers in the above table are as of December 31, 2002 and have been adjusted to reflect the 2-for-1 stock split effective on December 30, 2002.

(2)	Number of shares available for issuance determined by calculating one percent of the issued and outstanding shares.

(3)	Assumes the term of the Management Incentive Plan is limited to five years pursuant to the proposed amendment.

SUMMARY DESCRIPTION OF MATERIAL TERMS OF EQUITY COMPENSATION PLAN NOT APPROVED BY SHAREHOLDERS:

The Company’s Canadian subsidiary offers its employees a Canada Customs and Revenue Agency approved savings plan. The plan matches on a one-for-one basis employee contributions up to 4% of base salary for employees with less than two years service and up to 6% for those with two years or more service. A number of investment alternatives are available with each employee determining the direction of his/her contributions as well as the Company match. One of the investment alternatives is Murphy Stock. In 2002, the employee directed Company match into Company stock under this plan totaled 1,912 shares.

In 2002, the Company’s U.K. based subsidiary offered its employees two types of plans that encourage savings and provide for the acquisition of Company stock: the Save As You Earn Plan (SAYE) and the Profit Sharing Scheme (PSS). Both are Inland Revenue approved plans.

The SAYE plan allows employees to contribute up to £3,000 annually. Contributions are invested in an approved Building Trust for a three year period, at the end of which, the employee has the option to direct the amount saved and the interest earned to purchase Company stock at a price equal to 90% of the fair market value of the stock at the beginning of that period. It is permitted to run three plans concurrently but the individual savings limit is £3,000 annually on an aggregate basis. The following details the 1999, 2001 and 2002 SAYE plans:

	Start Date	Maturity	Option Outstanding	Options Exercised

SAYE 1999	11/99	10/02	203	4,307
SAYE 2001	03/01	02/04	1,841	—
SAYE 2002	11/02	10/05	4,388	—

The PSS facilitated the ownership of Company stock. Under this program, employees may contribute up to 5% of their base salary for the purchase of Company stock at market value. The Company matches the employee purchases on a one-for-one basis. In 2002, the Company match totaled 5,616 shares. Effective January 1, 2003 the Share Incentive Plan (SIP) replaced the PSS. The limit on employee contributions subject to Company match is the same as under the PSS.

RETIREMENT PLANS

The following table shows the estimated annual pension benefit payable, at age 65, under Murphy Oil Corporation’s Retirement Plan at December 31, 2002 for the compensation and length of service indicated. The amounts shown are subject to reduction for social security benefits.

Pension Plan Table—Murphy Oil Corporation Plan

	Years of Service
Remuneration(1)	15		20		25		30		35		40
$ 200,000	$48,000		$64,000		$80,000		$96,000		$112,000		$128,000
400,000	96,000		128,000		160,000		192,000	(2)	224,000	(2)	256,000	(2)
600,000	144,000		192,000	(2)	240,000	(2)	288,000	(2)	336,000	(2)	384,000	(2)
800,000	192,000	(2)	256,000	(2)	320,000	(2)	384,000	(2)	448,000	(2)	512,000	(2)
1,000,000	240,000	(2)	320,000	(2)	400,000	(2)	480,000	(2)	560,000	(2)	640,000	(2)
1,200,000	288,000	(2)	384,000	(2)	480,000	(2)	576,000	(2)	672,000	(2)	768,000	(2)
1,400,000	336,000	(2)	448,000	(2)	560,000	(2)	672,000	(2)	784,000	(2)	896,000	(2)
1,600,000	384,000	(2)	512,000	(2)	640,000	(2)	768,000	(2)	896,000	(2)	1,024,000	(2)
1,800,000	432,000	(2)	576,000	(2)	720,000	(2)	864,000	(2)	1,008,000	(2)	1,152,000	(2)

(1) During 2002, the maximum compensation limit for qualified retirement plans, as established by the Internal Revenue Service, was $200,000 (same for 2003).
(2) Exceeds presently allowable maximum legislative limits for annual pension benefits under a defined benefit pension plan. In 2002, the maximum benefit allowable was $160,000 (same for 2003).

A portion of the benefits shown above would be paid under the Company’s Supplemental Benefit Plan to the extent such benefits exceed legislative limitations.

The estimated credited years of service for Messrs. Deming, Fox, Dawkins, Cossé and Stobaugh are twenty-four years, thirty-three years, thirty-seven years, twenty-three years and eight years, respectively.

As of January 1, 1992, employees of Murphy Exploration & Production Company, formerly named Ocean Drilling & Exploration Company (ODECO), began participating in the Company’s plans. Prior to that time such employees participated in similar plans of ODECO. Employees of the Company or one of its 100% owned subsidiaries who were previously included in the ODECO Retirement Plan may receive a benefit upon retirement which is based on a combination of the Company and ODECO plans. The following table indicates the estimated annual benefit computed on a straight life annuity basis payable, at age 65, under the ODECO plan for the salary and length of service indicated:

Pension Plan Table—ODECO Plan

	Years of Service
Remuneration	15		20		25		30		35		40
$200,000	$59,352		$79,082		$98,812		$118,542		$138,272		158,002
300,000	89,352		119,082		148,812		178,542	*	208,272	*	238,002	*
400,000	119,352		159,082		198,812	*	238,542	*	278,272	*	318,002	*
500,000	149,352		199,082	*	248,812	*	298,542	*	348,272	*	398,002	*
600,000	179,352	*	239,082	*	298,812	*	358,542	*	418,272	*	478,002	*
700,000	209,352	*	279,082	*	348,812	*	418,542	*	488,272	*	558,002	*
800,000	239,352	*	319,082	*	398,812	*	478,542	*	558,272	*	638,002	*

*	Exceeds presently allowable maximum legislative limits for annual pension benefits under a defined benefit pension plan.

The above tables do not reflect any reductions in retirement benefits that would result from the selection of one of either plan’s various available survivorship options nor the actuarial reductions required by the plans for retirement earlier than age 62.

It is not feasible to calculate the specific amount attributable to the plans in respect to each employee. The Company had no required contributions to the retirement plans in 2002, and therefore, no contributions were made.

APPROVAL OF THE COMPANY’S STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

Shareholders are being asked to approve the Stock Plan for Non-Employee Directors, attached as Exhibit B and incorporated by reference (“Plan”). The intent of the Plan is to increase the stock ownership of the Company’s directors and more closely align the total compensation package of these key individuals with the interest of the shareholders they represent. Total director compensation, cash and equity, is targeted at the 50th percentile of the competitive market as determined by a major compensation consulting firm.

Awards under the Plan may be in the form of restricted stock, stock options or a combination thereof. Restricted stock granted under the plan has a three year restricted period. Participants holding shares of restricted stock may exercise full voting rights and are eligible to receive dividends during the restricted period. Stock Options granted under this plan give a director the right to purchase a specified number of shares of the Company’s Common Stock at an option price equal to the market price on the date the option was granted. Options vest one-third at the end of one year and one-third at the end of each of the two years subsequent. Options may be exercised over a period of ten years from the date of grant.

The size of grants each year is based on competitive data provided by a major compensation consulting firm. When appropriate, the Black-Scholes option valuation model is used to determine the estimated value of stock options. Four hundred thousand shares are available for awards under the Plan not more than one-half of which may be restricted shares. The Plan expires by its terms five years following its approval.

The Board of Directors recommends a vote FOR this proposal.

APPROVAL OF AMENDMENT TO LIMIT THE TERM OF THE COMPANY’S MANAGEMENT INCENTIVE PLAN TO FIVE YEARS

The Company’s management incentive plan was approved by shareholders in 1992 with no stated termination date. The Board of Directors believes that it is appropriate to limit the go forward length of the plan to five years. Accordingly, stockholders are being asked to adopt the following amendment to the Company’s 1992 Stock Incentive Plan:

RESOLVED, that SECTION 13 of the 1992 Stock Incentive Plan is amended to add at the conclusion thereof:

“Unless earlier terminated by the Board, the Plan shall terminate on May 31, 2008. No extension of this date shall be implemented without stockholder approval.”

The Board of Directors recommends a vote FOR this proposal.

Plan Summary

Under the 1992 Stock Incentive Plan (“the 1992 Plan” or the “Management Incentive Plan”) as approved by the Company’s stockholders, long-term incentives may be provided through stock options, stock appreciation rights and performance-based restricted stock, all designed to increase the stock ownership of management and link these key individuals directly to stockholders. Under the 1992 Plan, the Committee may award up to one percent of the total issued and outstanding shares as of December 31 of the immediately preceding year for executive long-term incentives. Any and all such shares may be issued in respect of any of the types of Awards; provided, however no more than fifty percent (50%) of the shares available shall be subject to Incentive Stock Options granted under the Plan and that no more than fifty percent (50%) of the shares available for Awards under the Plan shall be issued in respect of Restricted Stock. Adjusted for the 2-for-1 split, a maximum of 100,000 shares of restricted stock per year may be granted to any one employee; and a maximum of 200,000 shares of common stock for which Incentive Stock Options, Nonqualified Stock Options and Stock Appreciation Rights may be granted to any one employee for any calendar year. The 1992 Plan also has a carry forward feature which allows the Committee to use unawarded shares from years that were below the limitation on maximum number of shares to grant awards in a particular year that may exceed the annual limitation.

A stock option granted under the 1992 Plan gives the executive the right to purchase a specified number of shares of the Company’s Common Stock at an option price equal to the market price on the date the option was granted. Options, which may be either nonqualified stock options or incentive stock options, vest 50% at the end of two years and 100% at the end of three years from the date of grant and are exercisable for a period of 10 years from the date of grant.

On a biennial basis, the Company may grant performance-based restricted shares to key executives, including the Named Executives. These restricted share grants are totally performance-based in that the restrictions will only be lifted and the shares earned in the event that the Company meets or exceeds its performance target. The performance target for restricted share grants is the Company’s total shareholder return as compared to a selected peer group of integrated oil and gas companies over a stated performance period. In 2002, the stockholders of the Company approved the continued use of this criteria. During this five year performance period executives are extended voting and dividend rights on their restricted shares.

APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors desires that the stockholders indicate their approval or disapproval of the Board’s action in appointing KPMG LLP, Certified Public Accountants, as independent auditors of the Company for the year 2003. KPMG LLP has been serving the Company and its subsidiaries as independent auditors for many years. The firm has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of the firm are expected to be present at the Annual Meeting for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so.

In the event a majority of the stockholders voting should indicate disapproval of the appointment of KPMG LLP, the adverse vote will be considered as a directive to the Board of Directors to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors during a year, it is contemplated that the appointment for 2003 will be permitted to stand unless the Board finds other good reason for making a change.

The Board of Directors recommends that shareholders vote FOR approval of the appointment of KPMG LLP as independent auditors for the year 2003. Proxies solicited on behalf of the Board will be voted FOR this proposal.

SHAREHOLDER PROPOSAL

The following shareholder proposal was submitted by the Plumber’s Local Union No. 107 Benefit Program, 1235 Bardstown Road, Louisville, Kentucky 40204. The Plumber’s Local Union No. 107 Pension Trust Fund holds 3,600 shares of Murphy Oil Corporation common stock.

“RESOLVED, That the shareholders of Murphy Oil Corporation (hereinafter “the Company”) request that the Board of Directors to redeem the shareholder rights plan that was adopted in 1989 and renewed in 1998 unless such plan is approved by a majority vote of shareholders to be held as soon as may be practicable.”

Supporting Statement

In 1989 the Company’s Board of Directors adopted a shareholder rights plan, commonly known as a “poison pill”, without shareholder approval. The plan was renewed in 1998, again without shareholder approval. This plan is an anti-takeover device that can adversely affect shareholder value by discouraging takeovers that could be beneficial to shareholders.

Poison pills, according to the book “Power and Accountability” by Nell Minow and Robert Monks: “amount to major de facto shifts of voting rights away from shareholders to management on matters pertaining to the sale of the corporation. They give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders.”

Thus it is no surprise that the Shareholder Bill of Rights adopted by the Council of Institutional Investors, whose members represent nearly $2 trillion in benefit fund assets, calls for poison pills to be approved by shareholders before they take effect.

At a minimum, the shareholders of our Company should have the right to vote on the necessity of adopting such a powerful anti-takeover weapon. Therefore, your support for this proposal is respectfully sought.

Statement in Opposition

The Board adopted the shareholder rights plan in 1989, and extended its term in 1998, to protect the Company and its shareholders in the event of unsolicited attempts to acquire control of the Company. The Board believes that the continuation of the plan is in the best interests of the Company and its shareholders.

In upholding the validity of rights plans, the Delaware Supreme Court has made it clear that a board is required to act in accordance with its fiduciary duties in adopting and maintaining a rights plan. As a result, rights plans neither prevent unsolicited proposals from being made nor prevent companies from being acquired at prices that are fair and adequate. A study of takeover data from 1992 through 1996 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that the presence of a rights plan neither increased the likelihood of defeat of an unsolicited takeover proposal nor reduced the likelihood of a company becoming a takeover target. The same study found that the premiums paid to acquire companies with rights plans averaged eight percentage points higher than premiums for companies without such plans. Indeed, the Director of Corporate Programs at Institutional Shareholder Services (“ISS”) has noted that “companies with poison pills tend to get higher premiums on average than companies that don’t have pills.” Wall Street Journal, January 29, 1999.

The rights plan is intended to encourage a potential bidder for the Company to negotiate with the Board prior to any takeover attempt, thereby strengthening the Board’s leverage in such negotiations. The rights plan is not intended to, and does not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price. The terms of the rights plan allow the Board to redeem the rights to permit an acquisition that it determines, in the exercise of its fiduciary duties, reflects the full value of the Company and is fair to all shareholders. The plan strengthens the Board’s ability to maximize the value of the Company. That is why rights plans have been adopted by more than 2,000 other U.S. corporations. Virtually all of these plans were adopted without shareholder approval. According to a February 20, 2003 report by the Investor Responsibility Research Center, 60% of S&P 500 companies have rights plans.

The rights plan protects our shareholders against potential abuses during a takeover attempt. An acquirer would be interested in buying the Company as cheaply as it can, and, in attempting to do so, may use coercive tactics such as partial or two-tiered tender offers, which may pressure shareholders to sell their shares for less than full value, or creeping stock accumulation programs that do not treat all shareholders fairly and equally. The rights plan provides the Board with an added degree of control in a takeover situation by allowing it to evaluate a takeover proposal in a rational manner to determine whether the Board believes the proposed offer adequately reflects the value of the Company and is in the interests of all shareholders.

The issue posed by the proponent’s proposal is whether the shareholders can rely on its Board to perform its fiduciary duties and use this tool properly if and when the need arises to protect the interests of our shareholders. The Board’s guiding principle in all aspects of our business is to maximize shareholder value and the Board believes that the rights plan remains an important component of its ability to achieve this objective. Moreover, the entire Board is elected annually making each member fully accountable to our shareholders for all decisions they make, including any use of the rights plan.

For these reasons, the Board of Directors unanimously recommends a vote AGAINST this proposal.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The following line graph presents a comparison of the cumulative five-year shareholder returns (including the reinvestment of dividends) for the Company, the Standard and Poor’s 500 Stock Index (S&P 500 Index), the AMEX Oil Index and the S&P Oil (Domestic Integrated) Index (through 2001). The S&P Oil (Domestic Integrated) Index was discontinued effective December 31, 2001. The Company has selected the AMEX Oil Index as the replacement peer group measurement.

	1997	1998	1999	2000	2001	2002

Murphy Oil Corporation	$100	$79	$113	$121	$172	$179
S&P 500 Index	100	129	156	141	125	97
AMEX Oil Index	100	98	117	128	127	113
S&P Oil (Domestic Integrated) Index	100	81	99	116	124	disc.

Data are provided by Bloomberg L.P.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company has been established to implement and to support the Board’s oversight function with respect to the Company’s financial reporting, accounting policies, internal controls and independent outside auditors. A new Audit Committee Charter was adopted by the Board in March, 2003 and is attached as Exhibit A. The Audit Committee met nine times in 2002. All of the members of the Audit Committee are independent under the rules of the New York Stock Exchange. George S. Dembroski is the designated audit committee financial expert.

In connection with the Company’s December 31, 2002 consolidated financial statements, the Audit Committee reviewed and discussed the audited financial statements with management; discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor’s independence. Fees for services provided by the Company’s principal accountant, KPMG LLP, for the year ended December 31, 2002 were as follows:

Audit fees	$687,301
Financial information systems design and implementation fees	$—
All other fees:
Other audit-related fees	$162,034	(a)
Other non-audit services	227,394	(b)

Total all other fees	$389,428

(a)	Other audit-related fees consisted primarily of services related to sale of long-term notes, audits of employee benefit plans, statutory audits required for foreign subsidiaries, and other reports primarily required by U.S. government agencies.

(b)	Other non-audit related services primarily related to income tax consultation in the U.S., Canada and the U.K. and attestation services related to U.S. environmental standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002.

The Audit Committee members during 2002 were Messrs. R. Madison Murphy (Chairman), Dembroski, Hart and Nolan.

STOCKHOLDER PROPOSALS

Stockholder proposals for the Annual Meeting of Stockholders in the year 2004 must be received by the Company at its executive offices on or before December 6, 2003 in order to be considered for inclusion in the proxy materials.

OTHER INFORMATION

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. In addition to the solicitation of proxies by mail, solicitation may be made by Georgeson Shareholder Communications Inc. (“Georgeson”), whom we have hired to assist in the solicitation and distribution of proxies. Georgeson will receive a fee of $8,000 for its services.

In certain instances one copy of the Company’s annual report or proxy statement is being delivered to two or more stockholders who share an address. The Company will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of annual reports or proxy statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Walter K. Compton

Secretary

Murphy Oil Corporation

P.O. Box 7000

El Dorado, Arkansas 71731-7000

(870) 862-6411

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Walter K. Compton

Secretary

El Dorado, Arkansas

April 4, 2003

PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ON THE PROXY CARD.

EXHIBIT A

AUDIT COMMITTEE CHARTER

MURPHY OIL CORPORATION

Purpose

The Audit Committee is created by the Board to assist the Board’s oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members, all of whom shall be independent directors. The members of the Audit Committee shall also meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Nominating and Governance Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Audit Committee.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Chairman of the Audit Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor, respectively, in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) which shall be a registered public accounting firm. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are

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approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate authority to one or more Audit Committee members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such member or members to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, in order to carry out its duties, to retain, compensate or require the compensation of independent legal, accounting or other advisors, and to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

The Audit Committee shall make regular reports to the Board. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the internal audit function and any other matter that the Audit Committee deems appropriate or is requested to be included by the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance, and confirm that the responsibilities outlined in this charter have been carried out.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.    Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.    Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and the results of the independent auditor’s review of the quarterly financial statements.

3.    Review and discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.    Review and discuss reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management such as any management letter or schedule of unadjusted differences.

5.    Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

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6.    Review and discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

7.    Review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.    Review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, such as:

•	any restrictions on the scope of the independent auditors activities or access to requested information;

•	any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

•	any management or internal control letter issued, or proposed to be issued, by the auditors; and

•	any significant disagreements between the Company’s management and the independent auditors.

9.    Review and, to the extent appropriate, discuss with management and the independent auditors related-party transactions.

10.    Review disclosures made to the Audit Committee by the Company’s principal executive officer and principal financial officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

11.    Review and evaluate the lead partner of the independent auditor team.

12.    Obtain and review a report from the independent auditor at least annually (a) describing the independent auditor’s internal quality-control procedures, (b) describing any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, (c) all relationships between the independent auditor and the Company, and (d) confirming that Section 10A of the Exchange Act has not been implicated. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board at least annually.

13.    Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

14.    Consider whether, in order to assure continuing auditor independence, the independent auditors should be rotated.

15.    Set policies for the Company’s hiring of employees or former employees of the independent auditor.

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16.    Meet with the independent auditor prior to the audit to discuss and approve the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

17.    Oversee the appointment and replacement of the senior internal auditing executive.

18.    Review reports to management prepared by the internal auditing department and management’s responses.

19.    Evaluate, at least annually, the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan, such evaluation to include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

Compliance Oversight Responsibilities

20.    Obtain from the independent auditor assurance that it has complied with Section 10A(b) of the Exchange Act (which, among other things, requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Audit Committee is adequately informed) to the extent applicable.

21.    Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor as to whether the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

22.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23.    Review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

24.    Discuss with management and the independent auditor any issues with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

25.    Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

26.    Discuss from time to time with management, the internal auditors and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage the Company’s exposure to risk (business and financial) and the steps Management has taken with respect thereto.

27.    Periodically meet separately with management, the internal auditors and the independent auditors to discuss matters which it determines to be within its responsibility.

28.    Review management’s periodic assessments of the effectiveness of the Company’s internal controls and procedures for financial reporting and the independent auditors’ attestations as to management’s assessments, as well as management’s periodic certifications as to internal controls and procedures for financial

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reporting and related matters, each as required by law or stock exchange rules, including disclosures to the Committee as to deficiencies or weaknesses in internal controls and procedures for financial reporting or fraud by persons involved therewith.

29.    Review the Company’s disclosure controls and procedures from time to time as well as the certifications of Company officers required by law with respect thereto.

30.    Review the impact of insider transactions on the financial statements of the Company.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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EXHIBIT B

Murphy Oil Corporation

Stock Plan for Non-Employee Directors

I.	Plan Purpose.

The purpose of the Stock Plan for Non-Employee Directors (the “Plan”) is to advance the interests of Murphy Oil Corporation (the “Company”) by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions.

II.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(1)	“Board” means the Board of Directors of the Company.

(2)	“Change in Control” shall be deemed to have occurred if (i) any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its subsidiaries or any employee benefit plan of the Company) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities; or (ii) the stockholders of the Company shall approve a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own less than 50 percent of the voting power in such corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Company.

(3)	“Code” means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

(4)	“Committee” means the Committee referred to in Section III of the Plan which has been designated by the Board to administer the Plan.

(5)	“Common Stock” or “Common Share” means the Common Stock of the Company, with a par value of $1.00 per share.

(6)	“Company” means Murphy Oil Corporation and any successor organization.

(7)	“Disability” means a physical or mental condition that prevents the Participant from performing his duties as a member of the Board for a period expected to exceed six consecutive months.

(8)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(9)	“Fair Market Value” of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such service as the Board may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

(10)	“Non-Employee Director” means a person who, as of any applicable date, is a member of the Board of Directors and is not an employee of the Company or any of its subsidiaries.

(11)	“Non-Qualified Stock Option” means a Stock Option granted under Section VI below which is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

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(12)	“Option Price” means the price specified in Section VI below.

(13)	“Participant” means the recipient of a Stock Option or Restricted Stock Award granted under the Plan.

(14)	“Person” means an individual, corporation, partnership, association, trust, or any other entity or organization.

(15)	“Restricted Period” means the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered and during which such stock is subject to forfeiture.

(16)	“Restricted Stock” means those shares of Common Stock issued pursuant to a Restricted Stock Award, which are subject to the restrictions, terms, and conditions specified by the Committee pursuant to Section VII.

(17)	“Restricted Stock Award” means an award of restricted stock pursuant to Section VII.

(18)	“Retirement” means retirement from the Board of Directors in accordance with the retirement policy then applicable to Board members, as determined from time to time.

(19)	“Stock Option” or “Option” means any Non-Qualified Stock Option to purchase shares of Common Stock granted pursuant to Section VI below.

(20)	“Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

III.	Administration.

The Plan shall be administered by a Committee of the Board of Directors, designated by the Board and to be comprised of not less than two members of the Board. Each director, while serving as a member of the Committee, shall be considered to be acting in his capacity as a director of the Company. Members of the Committee shall be appointed from time to time for such terms as the Board shall determine, and may be removed by the Board at any time with or without cause. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to construe and interpret the Plan, to establish, amend, and rescind appropriate rules and regulations relating to the Plan, to determine the Persons to whom and the time or times at which to grant Stock Options and Restricted Stock Awards thereunder, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Stock Options and Restricted Stock Awards granted thereunder as it may deem necessary or advisable to carry out the provisions and intent of the Plan. All determinations of the Committee shall be by a majority of its members, and its determinations shall be final and conclusive for all purposes and upon all Persons, including but without limitation, the Company, the Committee, the Board of Directors of the Company, the Participants, and their respective successors in interest.

IV.	Shares Subject to the Plan.

Subject to any adjustment as provided in Section XI, an aggregate of 400,000 shares of Common Stock shall be available for issuance of grants under the Plan however, no more than fifty percent (50%) of the

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shares available under the Plan shall be issued in respect to Restricted Stock. The shares of Common Stock deliverable upon the exercise of Stock Options or the award of Restricted Stock may be made available from authorized but unissued Common Shares or Common Shares reacquired by the Company, including Common Shares purchased in the open market. If any grants under the Plan shall expire or terminate for any reason without having been exercised in full, the Common Shares subject to, but not delivered under, such grants may again become available for the grant of other Stock Options or Restricted Stock under the Plan. No Common Shares deliverable to the Company in full or partial payment of the purchase price payable pursuant to Section VI of the Plan shall become available for the grant of other Stock Options or Restricted Stock under the Plan.

V.	Eligibility.

Only Non-employee Directors are eligible to be granted Stock Options or Restricted Stock under the Plan.

VI.	Stock Options.

Each Stock Option granted under this Plan shall be evidenced by a written agreement which shall comply with and be subject to the following terms and conditions.

(1)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom Stock Options may be granted, the number of shares to be covered by each Stock Option, and the conditions and limitations, if any, in addition to those set forth in this Section VI, applicable to such Stock Options. Each such grant shall be confirmed by an agreement executed by the Company and the Participant, which agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such grant. Unless otherwise determined by the Committee, each grant agreement shall provide that the Stock Option is not transferable by the Participant otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Participant’s lifetime, only by such Participant.

(2)	Grant Price. The Committee shall establish the grant price at the time each Stock Option is granted, which price shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

(3)	Exercisability and Term. Each Stock Option granted under the Plan will become exercisable and mature in three equal annual installments commencing on the first anniversary of the date of grant and annually thereafter. Each Stock Option granted under the Plan shall expire ten years from the date of grant, except as otherwise set forth in Section VIII of the Plan.

(4)	Payment Upon Exercise. Stock Options may be exercised only upon payment to the Company in full of the grant price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Stock, or in a combination of cash and Common Stock, or such other considerations as shall be approved by the Committee. The sum of the cash and the Fair Market Value of such Common Stock or other consideration shall be at least equal to the aggregate grant price of the Common Shares to be delivered.

VII.	Restricted Stock Awards.

(1)

Grant.    Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom Restricted Stock may be granted, the number of shares to be covered by each such grant of Restricted Stock, and the conditions and limitations, if any, in addition to those set forth in this Section VII, applicable to such Restricted Stock. Each such grant shall be confirmed by an agreement executed by the Company and the Participant, which agreement shall

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contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such grant. Unless otherwise determined by the Committee, each grant agreement shall provide that the Restricted Stock is not transferable by the Participant otherwise than by will or by the laws of descent and distribution during the Restricted Period.

(2)	Restricted Period. Unless otherwise determined by the Committee, Restricted Stock will have its restrictions lifted three (3) years from the date of grant.

(3)	Voting Rights. Unless otherwise determined by the Committee at the time of grant, Participants holding shares of Restricted Stock granted here under may exercise full voting rights with respect to those shares during the Restricted Period.

(4)	Dividends. Unless otherwise determined by the Committee at the time of grant, Participants holding shares of Restricted Stock shall be eligible to receive all dividends and other distributions paid with respect to those shares during the Restricted Period, provided that if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares or securities shall be subject to the same restrictions on transferability as apply to the Restricted Stock with respect to which they were paid.

VIII.	Change in Control.

Upon the occurrence of a Change in Control (as defined herein), all outstanding Stock Options and Restricted Stock Awards granted to Participants shall become immediately vested, exercisable and nonforfeitable, and shall remain vested, exercisable and nonforfeitable during their remaining terms.

IX.	Stock Options in the Event of Termination.

Unless otherwise determined by the Committee, the following shall apply to Stock Option grants under Section VI of the Plan.

(1)	Termination of Board Membership Because of Retirement or Disability. If a Participant’s membership on the Board of Directors terminates because of Retirement or Disability, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the later of (A) one year after the date of grant of such Stock Option or (B) the date of termination of Board membership due to Retirement or Disability; and (ii) ending on and including the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of termination of Board membership due to Retirement or Disability.

(2)	Termination of Board Membership Because of Death. If a Participant’s membership on the Board of Directors terminates because of death, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the date of death; and (ii) ending on and including the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of death.

(3)	Death After Termination of Board Membership Because of Retirement or Disability. If a Participant dies after the Participant’s membership on the Board of Directors has terminated because of Retirement or Disability, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the date of death; and (ii) ending on and including the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of termination of Board membership due to Retirement or Disability.

(4)	Termination of Board Membership for Reasons other than Retirement, Disability, Death or a Change in Control. If a Participant’s membership on the Board of Directors terminates for any

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reason other than Retirement, Disability, Death or a Change in Control, the Stock Options held by such Participant, to the extent not previously exercised, shall be forfeited at the time of such termination of Board membership.

X.	Restricted Stock in the Event of Termination.

(1)	Termination of Board Membership because of Retirement, Disability or Death. If a Participant’s membership on the Board of Directors terminates because of Retirement, Disability or death, the restrictions shall be lifted on all Restricted Stock held by the Participant.

(2)	Termination of Board Membership for Reasons other than Retirement, Disability, Death or a Change in Control. If a Participant’s membership on the Board of Directors terminates for any reason other than Retirement, Disability, Death or a Change in Control, the Restricted Stock held by such Participant, to the extent not previously realized, shall be forfeited at the time of such termination of Board membership.

XI.	Adjustments Upon Changes in Common Stock.

If there shall be any change in the Common Stock subject to the Plan or to any Stock Option or Restricted Stock granted thereunder through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock, or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the Plan, and the number and kind of shares or other securities or property subject to outstanding and to subsequent Stock Option or Restricted Stock grants and in the purchase price of outstanding Stock Options to reflect such changes.

XII.	Plan Amendments and Termination.

The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under a Stock Option or Restricted Stock theretofore granted, without the Participant’s consent, or which would cause the Plan not to continue to comply with Rule 16b-3 under the Exchange Act, or any successor to such Rule. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

XIII.	Limitations.

Unless otherwise stated herein, the following limitations shall be applicable to Participants and their rights as stockholders.

(1)	No Right to Continue as a Director. Neither the Plan, nor the granting of a Stock Options or Restricted Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as a director for any period of time, or at any particular rate of compensation.

(2)	No Shareholders’ Rights for Stock Options. A Participant granted a Stock Option hereunder shall have no rights as a shareholder with respect to the Common Shares covered by Stock Options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

XIV.	Notice.

Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

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XV.	General Provisions.

The following general provisions are applicable to the Plan.

(1)	The Committee may require each Person purchasing Common Shares pursuant to a Stock Option or realizing Common Stock pursuant a grant of Restricted Stock to represent to and agree with the Company in writing that such Person is acquiring the Common Shares without a view to distribution thereof. The certificates for such Common Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

(2)	Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(3)	No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to a Stock Option or Restricted Stock award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Subject to the consent of the Committee and to such limitations as the Committee may impose, withholding obligations may be settled with Common Stock, including Common Stock that is part of the grant that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(4)	Agreements with respect to awards pursuant to the Plan may contain, in addition to terms and conditions prescribed in the Plan, such other terms and conditions as the Committee may deem appropriate provided such terms and conditions are not inconsistent with the provisions of the Plan.

(5)	It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and any successor rule thereto.

(6)	In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(7)	The Plan and all awards made and actions taken thereunder shall be governed by the laws of the State of Arkansas, without regard to the conflict of law provisions of any state, and shall be construed accordingly.

XV.	Effective Date and Termination of Plan.

The Plan shall become effective immediately following approval by the stockholders of the Company at the 2003 Annual Meeting of Stockholders. The Plan shall terminate on the fifth anniversary of the date of the Plan’s approval by stockholders.

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[MURPHY LOGO]	000000 0000000000 0 0000
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MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
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ADD 3
ADD 4	Holder Account Number
ADD 5
ADD 6	C 1234567890 J N T

[POSTAL CODE]

[BAR CODE]

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A    Election of Directors        PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1.	The Board of Directors recommends a vote FOR Election of the following nominees:

(MARK “X’ FOR ONLY ONE BOX)	For All Nominees	Withhold All Nominees

01-F.W. Blue, 02-G.S. Dembroski, 03-C.P. Deming, 04-H.R. Hart,	☐	☐
05-R.A. Hermes, 06-R.M. Murphy, 07-W.C. Nolan, Jr.,
08-I.B. Ramberg, 09-D.J.H. Smith, 10-C.G Theus

WITHHOLD FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) BELOW.

B    Issues

The Board of Directors recommends a vote FOR proposals 2, 3 and 4 and AGAINST proposal 5.

	Proposals	Directors Recommend		For	Against	Abstain
2.	Approve the Company’s Stock Plan for Non-Employee Directors.	FOR	è	☐	☐	☐
3.	Approve amendment to limit the term of the Company’s Management Incentive Plan to five years.	FOR	è	☐	☐	☐
4.	Approve the appointment of KPMG LLP as independent auditors.	FOR	è	☐	☐	☐
5.	Shareholder proposal concerning the Company’s Shareholder Rights Plan.	AGAINST	è	☐	☐	☐

C    Authorized Signatures–Sign Here–This section must be completed for your instructions to be executed.

Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title. Please return promptly.

Signature 1–Please keep signature within the box	Signature 2–Please keep signature within the box	Date (mm/dd/yyyy)
		/	/

Proxy–Murphy Oil Corporation

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 14, 2003

The stockholder(s) whose name(s) appears on the reverse side hereby appoints William C. Nolan, Jr. and Claiborne P. Deming, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 14, 2003, at 10:00 a.m., Central Daylight Time, and any adjournment thereof, as fully as the stockholder could if personally present.

IMPORTANT – This Proxy, if mailed, must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5.

(continued on reverse side)

INSTRUCTIONS FOR VOTING BY TELEPHONE, INTERNET OR MAIL

Murphy Oil Corporation encourages you to take advantage of new and convenient ways to vote your shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the three voting methods detailed below to vote your shares. This year, voting has been made easier than ever.

VOTE BY PHONE			VOTE BY INTERNET
•

Call toll free at 1-866-516-0985 using a touch-tone telephone to vote 24 hours a day, 7 days a week. Have your proxy card in hand when you call. Enter the Holder Account Number (excluding the letter “C”) and Proxy Access Number located below.

			It’s fast, convenient, and your vote is immediately confirmed and posted. Just follow these 4 easy steps:

	Option 1:	To vote as the Board of Directors recommends on ALL proposals, press 1. Your vote will be confirmed and cast as directed and the call will end. If you wish to vote on each proposal separately, press 0.	1.	Read the accompanying Proxy Statement.

	Option 2:	If you selected 0 to vote on each proposal separately, you will hear these instructions:	2.	Go to the following website: www.computershare.com/us/proxy

		Proposal 1 (Election of Directors)–	3.	Follow the simple instructions on the Screen.

To vote FOR all nominees, press 1; to WITHHOLD for all nominees, press 9; to WITHHOLD for AN INDIVIDUAL nominee, press 0 and enter the two digit number that appears on the proxy card (reverse) next to the name of the nominee you DO NOT wish to vote for. Once you have completed voting for directors, press 0.

The Board of Directors recommends a vote FOR Proposal 1.

		Proposal 2 (Approve the Company’s Stock Plan for Non-Employee Directors)–	VOTE BY MAIL

To vote FOR, press 1; to vote AGAINST press 2; to ABSTAIN, press 0. Your vote selection will be repeated and you will have an opportunity to confirm it.

The Board of Directors recommends a vote FOR Proposal 2.

			Please vote, sign, date and return your proxy card using the enclosed postage-paid envelope.

		Proposal 3 (Proposed amendment to limit the term of the Company’s Management Incentive Plan to five years)–

To vote FOR, press 1; to vote AGAINST press 2; to ABSTAIN, press 0. Your vote selection will be repeated and you will have an opportunity to confirm it.

The Board of Directors recommends a vote FOR Proposal 3.

		Proposal 4 (Approve the appointment of KPMG LLP as independent auditors)–

To vote FOR, press 1; to vote AGAINST press 2; to ABSTAIN, press 0. Your vote selection will be repeated and you will have an opportunity to confirm it.

The Board of Directors recommends a vote FOR Proposal 4.

		Proposal 5 (Shareholder Proposal concerning the Company’s Shareholder Rights Plan)–

To vote FOR, press 1; to vote AGAINST press 2; to ABSTAIN, press 0. Your vote selection will be repeated and you will have an opportunity to confirm it.

The Board of Directors recommends a vote AGAINST Proposal 5.

HOLDER ACCOUNT NUMBER C0123456789			PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Central Time, on May 13, 2003.

THANK YOU FOR VOTING